Exhibit 99.1

ZoomInfo Announces Second Quarter 2020 Financial Results

GAAP Revenue of $110.9 million Grows 62% year-over-year (40% Organic Growth)
GAAP Operating Margin of (28)% and Adjusted Operating Income Margin of 49%
Cash Flow from Operations of $25.3 million and Unlevered Free Cash Flow of $52.2 million

Vancouver, WA, August 10, 2020 - ZoomInfo, (NASDAQ: ZI) a global leader in go-to-market intelligence solutions, today announced its financial results for the second quarter ended June 30, 2020.

“ZoomInfo delivered strong performance across the board, with record revenue in our first quarter as a public company,” said Henry Schuck, ZoomInfo Founder and CEO. “I’m incredibly proud of our team, and it’s thanks to their hard work that ZoomInfo’s leading go-to-market-intelligence platform helps more than 16,000 companies worldwide sell and market more effectively and efficiently.

“We have an extraordinary opportunity ahead of us, as the need for strategic intelligence has never been greater. As companies navigate a highly complex business landscape and reimagine the way they go to market, we provide their sales and marketing teams with the right technologies, tools, and insights to hit their numbers. As a result, we’re poised to continue delivering a unique combination of revenue growth at scale and best-in-class profit margins.”

Second Quarter 2020 Financial and Other Recent Highlights -

Financial Highlights:
•Revenue of $110.9 million, an increase of 62% year-over-year
•Allocated Combined Receipts of $111.2 million, an increase of 40% year-over-year
•Operating loss of $31.2 million, or (28)% of revenue, and Adjusted Operating Income of $55.0 million, or 49% of Allocated Combined Receipts
•Cash flows from operations of $25.3 million, and Unlevered Free Cash Flow of $52.2 million

Initial Public Offering:
•ZoomInfo listed its shares on the Nasdaq on June 4, 2020 and completed its initial public offering on June 8, 2020. ZoomInfo sold 51,175,000 shares of Class A common stock (including shares issued pursuant to the exercise in full of the underwriters’ option to purchase additional shares) at a public offering price of $21.00 per share for net proceeds of $1,020 million, after deducting underwriters’ discounts (but excluding other offering expenses and reimbursements in accounts receivable as of June 30, 2020).

Business and Operating Highlights:
•ZoomInfo was recognized with awards from:
◦TrustRadius - ZoomInfo earned the 2020 Top Rated Award for Marketing Intelligence Software, its second Top Rated Award of the year, having previously won in the Sales Intelligence Software category in March.
◦G2 - ZoomInfo earned 10 No. 1 rankings in G2’s Summer 2020 Grid Reports, its highest total ever. ZoomInfo earned multiple awards in the Market Intelligence and Marketing Account Intelligence sections, best-in-class honors in Enterprise and Small Business Sales Intelligence, and top placements in the Buyer Intent and Lead Capture categories.

•ZoomInfo strengthened its commitment to security and privacy by successfully completing its International Organization for Standardization (ISO) 27001 and Service Organization Control (SOC) 2 Type II audits for selected services and global controls of the ZoomInfo platform. ZoomInfo earned its ISO 27001 certification for meeting the requirements of establishing, maintaining, and continually improving its information security management system.
•ZoomInfo closed the quarter with more than 650 customers with $100,000 or greater in annual contract value.

Q2 2020 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Increase YoY		Non-GAAP Quarterly Results	Increase YoY

Revenue	$110.9	62%	Allocated Combined Receipts	$111.2	40%

Operating Loss(1)	$(31.2)	NM(1)	Adjusted Operating Income	$55.0	33%

Operating Margin	(28)%		Adjusted Operating Income Margin	49%

Net Loss Per Share (Diluted)	$(0.22)		Adjusted Net Income per share (Diluted)	$0.07

Cash Flow from Operating Activities	$25.3	NM	Unlevered Free Cash Flow	$52.2	35%
(1) Q2 2020 Operating Loss of $31.2 million as compared to Q2 2019 Operating Income of $5.6 million

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information for historical periods to the most directly comparable GAAP financial measure. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Business Outlook:

Based on information available as of August 10, 2020, ZoomInfo is issuing guidance for the third quarter and full year 2020 as follows:

	Q3 2020	FY 2020
GAAP Revenue	$116 - $118 million	$451 - $455 million
Non-GAAP Adjusted Operating Income	$53 - $55 million	$213 - $217 million
Non-GAAP Adjusted Operating Income Margin	46%	47%
Non-GAAP Adjusted Net Income per share	$0.08 - $0.09	$0.29 - $0.30
Non-GAAP Unlevered Free Cash Flow	Not Guided	$206 - $210 million
Weighted Average Shares Outstanding	403 million	403 million

Conference Call and Webcast Information:

ZoomInfo will host a conference call today, August 10, 2020, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. The call will be accessible by telephone: (833) 519-1261 (U.S.) or (914) 800-3834 (International) with the passcode: 1126726.

The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.

Non-GAAP Financial Measures and Other Metrics:

To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Allocated Combined Receipts, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, Adjusted Net Income Per Share, and Unlevered Free Cash Flow. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

We define Allocated Combined Receipts as the combined receipts of our Company and companies that we have acquired allocated to the period of service delivery. We calculate Allocated Combined Receipts as the sum of (i) revenue, (ii) revenue recorded by acquired companies prior to our acquisitions of them, and (iii) the impact of fair value adjustments to acquired unearned revenue related to services billed by an acquired company prior to its acquisition. Management uses this measure to evaluate organic growth of the business period over period, as if we had operated as a single entity and excluding the impact of acquisitions or adjustments due to purchase accounting. Organic growth in current and future periods is driven by sales to new customers and the addition of additional subscriptions and functionality to existing customers, offset by customer cancellations or reduced subscriptions upon renewal. We believe that it is important to evaluate growth on this organic basis, as it is an indication of the success of our services from the customer’s perspective that is not impacted by corporate events such as acquisitions or the fair value estimates of acquired unearned revenue. We believe this measure is useful to investors because it illustrates the trends in our organic revenue growth and allows investors to analyze the drivers of revenue on the same basis as management.

We define Adjusted Operating Income as income from operations plus (i) impact of fair value adjustments to acquired unearned revenue, (ii) amortization of acquired technology and other acquired intangibles, (iii) equity-based compensation, (iv) restructuring and transaction-related expenses, and (v) integration costs and acquisition-related compensation. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by the sum of revenue and the impact of fair value adjustments to acquired unearned revenue.

We define Adjusted Net Income as Adjusted Operating Income less (i) interest expense, (ii) other (income) expense, net, and (iii) income tax expense (benefit) including incremental tax effects of adjustments to arrive at Adjusted Operating Income and benefits related to the TRA. We define Adjusted Net Income Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding.

We define Unlevered Free Cash Flow as net cash provided from operating activities less (i) purchases of property and equipment and other assets, plus (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, and (iv) cash payments related to integration costs and acquisition-related compensation. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, liquidity or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements: (i) the COVID-19 pandemic, including the global economic uncertainty and measures taken in response, could materially impact our business and future results of operations; (ii) larger well-funded companies shifting their existing business models to become more competitive with us; (iii) our ability to provide or adapt our platform for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to data privacy; (iv) the effects of companies more effectively catering to our customers by offering more tailored products or platforms at lower costs; (v) adverse general economic and market conditions reducing spending on sales and marketing; (vi) the effects of declining demand for sales and marketing subscription platforms; (vii) our ability to improve our technology and keep up with new processes for data collection, organization, and cleansing; (viii) our ability to provide a highly accurate, reliable, and comprehensive platform moving forward; (ix) our reliance on third-party systems that we do not control to integrate with our system and our potential inability to continue to support integration; (x) our ability to adequately fund research and development potentially limiting introduction of new features, integrations, and enhancements; (xi) our ability to attract new customers and expand existing subscriptions; (xii) a decrease in participation in our contributory network or increased opt-out rates impacting the depth, breadth, and accuracy of our platform; (xiii) our failure to protect and maintain our brand and our ability to attract and retain customers; and (xiv) other factors described under “Risk Factors” in ZoomInfo Technologies Inc.’s prospectus dated June 3, 2020 filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on June 5, 2020, and in other reports we file from time to time with the SEC, including our Form 10-Q for the second quarter of 2020. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in our forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this press release speaks only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

About ZoomInfo
ZoomInfo (NASDAQ: ZI) is a Go-To-Market Intelligence Solution for more than 15,000 companies worldwide. The ZoomInfo platform empowers business-to-business sales, marketing, and recruiting professionals to hit their number by pairing best-in-class technology with unrivaled data coverage, accuracy, and depth of contacts. With integrations embedded into workflows and technology stacks, including the leading CRM, Sales Engagement, Marketing Automation, and Talent Management applications, ZoomInfo drives more predictable, accelerated, and sustainable growth for its customers. For more information about our leading Go-To-Market Intelligence Solution, and how it helps sales, marketing, and recruiting professionals, please visit www.zoominfo.com.

ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.

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Investor Contact:
Jeremiah Sisitsky
VP of Investor Relations
617-826-2068
IR@zoominfo.com

Media Contact
Steve Vittorioso
Director, Communications
978-875-1297
PR@zoominfo.com

ZoomInfo Technologies Inc.
Condensed Consolidated Balance Sheets
(in millions, except share data)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$259.1	$41.4
Restricted cash	1.1	1.1
Accounts receivable	89.4	86.9
Prepaid expenses and other current assets	8.7	8.3
Deferred costs	10.3	6.6
Income tax receivable	4.1	3.9
Total current assets	372.7	148.2

Property and equipment, net	27.1	23.3
Operating lease right-of-use assets, net	35.0	36.8

Other assets:
Intangible assets, net	350.2	370.6
Goodwill	966.8	966.8
Deferred tax assets	211.9	—
Deferred costs, net of current portion	17.9	16.2
Total assets	$1,981.6	$1,561.9

Liabilities, Temporary, and Permanent Equity (Deficit)
Current liabilities:
Accounts payable	9.9	7.9
Accrued expenses and other current liabilities	47.0	62.2
Unearned revenue, current portion	171.0	157.7
Income taxes payable	5.8	0.5
Related party payable	—	0.7
Current portion of operating lease liabilities	4.0	4.0
Current portion of long-term debt	—	8.7
Total current liabilities	237.7	241.7

Unearned revenue, net of current portion	1.1	1.4
Tax receivable agreements liability, net of current portion	109.4	—
Operating lease liabilities, net of current portion	38.3	40.7
Long-term debt, net of current portion	743.7	1,194.6
Deferred tax liabilities	0.2	82.8
Other long-term liabilities	5.7	14.3
Total liabilities	1,136.1	1,575.5

Series A Preferred Units	—	200.2
Commitments, Contingencies, and Guarantees

Permanent Equity (Deficit)
Members' equity (deficit)	—	(207.8)
Class A common stock, par value $0.01	0.5	—
Class B common stock, par value $0.01	2.4	—
Class C common stock, par value $0.01	1.0	—
Additional paid-in capital	406.9	—
Accumulated other comprehensive income (loss)	(2.8)	(6.0)
Retained Earnings	(20.4)	—
Noncontrolling interests	457.9	—
Total equity (deficit)	845.5	(213.8)

Total liabilities, temporary, and permanent equity (deficit)	$1,981.6	$1,561.9

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$110.9	$68.5	$213.1	$123.1

Cost of service:
Cost of service(2)	28.2	10.2	43.0	19.3
Amortization of acquired technology	5.6	7.4	11.2	13.0
Gross profit	77.1	50.9	158.9	90.8

Operating expenses:
Sales and marketing(2)	59.5	20.5	93.6	38.8
Research and development(2)	16.4	8.9	26.3	14.1
General and administrative(2)	18.2	10.1	28.2	16.8
Amortization of other acquired intangibles	4.7	4.6	9.3	8.3
Restructuring and transaction related expenses	9.5	1.2	12.4	9.0
Total operating expenses	108.3	45.3	169.8	87.0
Income (loss) from operations	(31.2)	5.6	(10.9)	3.8

Interest expense, net	25.1	26.9	49.6	50.4
Loss on debt extinguishment	12.7	—	14.9	18.2
Other (income) expense, net	0.1	—	—	—
Income (loss) before income taxes	(69.1)	(21.3)	(75.4)	(64.8)
Benefit from income taxes	12.9	1.4	13.3	4.7
Net income (loss)	(56.2)	(19.9)	(62.1)	(60.1)
Less: Net income (loss) attributable to ZoomInfo OpCo prior to the Reorganization Transactions	0.8	(19.9)	(5.1)	(60.1)
Less: Net income (loss) attributable to noncontrolling interests	(36.6)	—	(36.6)	—
Net income (loss) attributable to ZoomInfo Technologies Inc.	$(20.4)	$—	$(20.4)	$—

Net income (loss) per share of Class A and Class C common stock:(1)
Basic	$(0.21)	N/A	$(0.21)	N/A
Diluted	$(0.22)	N/A	$(0.22)	N/A
(1)Basic and diluted earnings per share of Class A and Class C common stock is applicable only for the period from June 4, 2020 through June 30, 2020, which is the period following the initial public offering ("IPO") and related Reorganization Transactions.
(2)Amounts include equity-based compensation expense, as follows:

Cost of service	$15.3	$0.7	$17.0	$1.9
Sales and marketing	32.0	1.4	38.4	4.1
Research and development	8.5	2.6	10.1	2.9
General and administrative	8.7	1.3	10.3	2.7
Total equity-based compensation expense	$64.5	$6.0	$75.8	$11.6

ZoomInfo Technologies Inc.
Consolidated Statements of Comprehensive Loss

(in millions; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income (loss)	$(56.2)	$(19.9)	$(62.1)	$(60.1)
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on cash flow hedges	(2.1)	(5.9)	(9.6)	(5.9)
Realized loss (gain) on settlement of cash flow hedges	1.5	—	2.3	—
Amortization of deferred losses related to the dedesignated Interest Rate Swap	3.0	—	3.0	—
Other comprehensive income (loss)	2.4	(5.9)	(4.3)	(5.9)
Comprehensive income (loss)	(53.8)	(25.8)	(66.4)	(66.0)
Less: Net income attributable to ZoomInfo OpCo prior to the Reorganization Transactions	(0.2)	(25.8)	(12.8)	(66.0)
Less: Comprehensive income (loss) attributable to noncontrolling interests	(34.3)	—	(34.3)	—
Comprehensive income (loss) attributable to ZoomInfo Technologies Inc.	$(19.3)	$—	$(19.3)	$—

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)
	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(62.1)	$(60.1)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	24.5	23.7
Amortization of debt discounts and issuance costs	2.5	2.3
Amortization of deferred commissions costs	11.1	2.1
Loss on early extinguishment of debt	14.9	9.4
Deferred consideration valuation adjustments	1.4	0.7
Equity-based compensation expense	75.8	11.6
Deferred income taxes	(18.5)	(6.7)
Provision for bad debt expense	0.9	0.4
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	0.7	(13.2)
Prepaid expenses and other current assets	(0.4)	(1.0)
Deferred costs and other assets	(14.5)	(9.0)
Income tax receivable	(0.2)	0.2
Related party receivable	(0.7)	0.5
Accounts payable	1.9	2.8
Accrued expenses and other liabilities	3.4	1.9
Unearned revenue	12.9	43.3
Net cash provided by (used in) operating activities	53.6	8.9

Cash flows from investing activities:
Purchases of property and equipment and other assets	(8.2)	(6.2)
Cash paid for acquisitions, net of cash acquired	—	(714.9)
Net cash provided by (used in) investing activities	(8.2)	(721.1)

Cash flows from financing activities:
Payments of deferred consideration	(24.0)	(0.3)
Proceeds from debt	35.0	1,220.8
Repayment of debt	(510.9)	(645.4)
Payments of debt issuance costs	(1.0)	(16.7)
Repurchase outstanding equity / member units	(332.4)	(11.9)
Proceeds from equity offering, net of underwriting discounts	1,019.6	200.2
Payments of IPO issuance costs	(7.2)	—
Tax distributions	(6.8)	(13.4)
Net cash provided by (used in) financing activities	172.3	733.3

Net increase (decrease) in cash, cash equivalents, and restricted cash	217.7	21.1
Cash, cash equivalents, and restricted cash at beginning of period	42.5	9.0
Cash, cash equivalents, and restricted cast at end of period	$260.2	$30.1

Supplemental disclosures of cash flow information
Interest paid in cash	$47.1	$47.7

Supplemental disclosures of non-cash investing and financing activities:
Deferred variable consideration from acquisition of a business	$—	$33.2
Issuance cost reimbursements included in accounts receivable	$4.2	$—

ZoomInfo Technologies Inc.
Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Cash flow from operations	$25.3	$(5.3)	$53.6	$8.9
Purchases of property and equipment and other assets	(4.1)	(3.4)	(8.2)	(6.2)
Interest paid in cash	23.8	42.1	47.1	47.7
Restructuring and transaction-related expenses paid in cash	5.3	0.9	9.2	8.4
Integration costs and acquisition-related compensation paid in cash	1.9	4.3	5.5	6.5
Unlevered Free Cash Flow	$52.2	$38.6	$107.2	$65.4

ZoomInfo Technologies Inc.
Reconciliation of GAAP Revenue to Allocated Combined Receipts
($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$110.9	$68.5	$213.1	$123.1
Impact of fair value adjustments to acquired unearned revenue	0.3	10.7	1.7	19.2
Pre-Acquisition ZI revenue	—	—	—	9.7
Impact of fair value adjustments to acquired unearned revenue recorded by Pre-Acquisition ZI	—	—	—	0.1
Pre-acquisition revenue of other acquired companies	—	0.2	—	0.3
Allocated Combined Receipts	$111.2	$79.4	$214.8	$152.4
Growth	40%		41%

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Income (Loss) From Operations to Adjusted Operating Income
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$(56.2)	$(19.9)	$(62.1)	$(60.1)
Benefit from income taxes	(12.9)	(1.4)	(13.3)	(4.7)
Interest expense, net	25.1	26.9	49.6	50.4
Loss on debt extinguishment	12.7	—	14.9	18.2
Other (income) expense, net	0.1	—	—	—
Income (loss) from operations	(31.2)	5.6	(10.9)	3.8
Impact of fair value adjustments to acquired unearned revenue	0.3	10.7	1.7	19.2
Amortization of acquired technology	5.6	7.4	11.2	13.0
Amortization of other acquired intangibles	4.7	4.6	9.3	8.3
Equity-based compensation expense	64.5	6.0	75.8	11.6
Restructuring and transaction related expenses	9.5	1.2	12.4	9.0
Integration costs and acquisition-related expenses	1.6	5.8	4.5	8.0
Adjusted Operating Income	55.0	41.3	104.0	72.9
Benefit from income taxes	12.9	1.4	13.3	4.7
Tax impacts of adjustments to net income (loss)	(15.7)	(2.0)	(20.5)	(5.6)
Interest expense, net	(25.1)	(26.9)	(49.6)	(50.4)
Other (income) expense, net	(0.1)	—	—	—
Adjusted Net Income	$27.0	$13.8	$47.2	$21.7

Shares for Adjusted Net Income Per Share(1)	403		403
Adjusted Net Income Per Share	$0.07		$0.12

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2020	2019	2020	2019
Adjusted Operating Income	$55.0	$41.3	$104.0	$72.9

Revenue	110.9	68.5	213.1	123.1
Impact of fair value adjustments to acquired unearned revenue	0.3	10.7	1.7	19.2
Revenue for adjusted operating margin calculation	$111.2	$79.2	$214.8	$142.3
Adjusted Operating Income Margin	49%	52%	48%	51%
____________________________________________
1.Diluted earnings per share is computed by giving effect to all potential weighted average Class A common stock, Class C common stock, and any securities that are convertible into Class A common stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP. Shares and grants issued in conjunction with the IPO were assumed to be issued at the beginning of the period.